Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 26, 2017 relating to the consolidated financial statements of SAIC General Motors Corp., Ltd. and subsidiaries, appearing in the Annual Report on Form 10-K of General Motors Company for the year ended December 31, 2016, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE TOUCHE TOHMATSU CERTIFIED PUBLIC ACCOUNTANTS LLP
Shanghai, People’s Republic of China
February 3, 2017